Exhibit 99.1

UDR Prices $350 Million of 1.900% Senior

Unsecured Medium-Term Notes Due 2033 and Announces Redemption

of All Outstanding 3.750% Senior Unsecured Notes Due July 2024

DENVER, CO., November 30, 2020 – UDR, Inc. (the “Company”) (NYSE: UDR), announced today that it has priced an offering of $350 million aggregate principal amount of 1.900% senior unsecured medium-term notes due March 15, 2033. The notes were priced at 99.578% of the principal amount, plus accrued interest from December 14, 2020 to yield 1.939% to maturity.

Interest on the notes is payable semiannually on March 15 and September 15 with the first interest payment on March 15, 2021. The notes will mature on March 15, 2033 unless redeemed prior to that date.

The notes are fully and unconditionally guaranteed by United Dominion Realty, L.P.

The Company also announced that it will redeem the remaining $183 million aggregate principal amount of its outstanding 3.750% medium-term notes due July 2024 (CUSIP No. 90265EAJ9).

The Company expects to allocate the net proceeds from the offering to eligible green projects. Pending allocation for such purposes, the Company expects to initially use a portion of the net proceeds from the offering to fund the redemption of the 3.750% medium-term notes due 2024 (plus the make-whole amount and accrued and unpaid interest) and the balance of the net proceeds to repay other outstanding indebtedness, including the Company’s remaining $67.5 million of secured indebtedness maturing in 2023 and outstanding indebtedness under the Company’s commercial paper program and working capital credit facility, or to fund potential acquisitions.

The settlement of the offering is expected to occur on December 14, 2020, subject to the satisfaction of customary closing conditions.

BofA Securities, Inc., J.P. Morgan Securities LLC, U.S. Bancorp Investments, Inc., TD Securities (USA) LLC and Truist Securities, Inc. are the joint book-running managers for the offering. Citigroup Global Markets Inc., PNC Capital Markets LLC, Regions Securities LLC, Wells Fargo Securities, LLC, Morgan Stanley & Co. LLC, RBC Capital Markets, LLC, BNY Mellon Capital Markets, LLC, MUFG Securities Americas Inc. and Samuel A. Ramirez & Company, Inc. are the co-managers for the offering.

This offering is being conducted pursuant to the Company’s currently effective shelf registration statement, which was previously filed with the Securities and Exchange Commission (the “SEC”). You may obtain copies of the pricing supplement, prospectus supplement and prospectus relating to the offering without charge from the SEC at www.sec.gov. Alternatively, copies of these documents may be obtained by contacting (i) BofA Securities, Inc., 200 North College Street, NC1-004-03-43, Charlotte, NC 28255-0001, Attn: Prospectus Department, Toll-free: 1-800-294-1322, or by emailing dg.prospectus_requests@bofa.com; (ii) J.P. Morgan Securities LLC, 383 Madison Avenue, New York, NY 10179, Attn: Investment Grade Syndicate Desk, Collect: 1-212-834-4533; or (iii) U.S. Bancorp Investments, Inc. 214 N. Tryon Street, 26th Floor, Charlotte, North Carolina 28202, Toll-free: 1 877-558-2607.

This press release does not constitute a notice of redemption for the 3.750% medium-term notes due July 2024.

Forward-Looking Statements

Certain statements made in this press release may constitute “forward-looking statements.” Words such as “expects,” “intends,” “believes,” “anticipates,” “plans,” “likely,” “will,” “seeks,” “estimates” and variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements, by their nature, involve estimates, projections, goals, forecasts and assumptions and are subject to known and unknown risks, uncertainties and other factors which may cause actual results or outcomes to differ materially from those expressed or implied by such forward-looking statements, due to a number of factors which include, but are not limited to, the impact of the COVID-19 pandemic and measures intended to prevent its spread or address its effects, unfavorable changes in the apartment market, changing economic conditions, the Company’s ability to use or allocate the net proceeds from this offering to eligible green projects that will satisfy, or continue to satisfy, investor criteria and expectations regarding environmental impact and sustainability performance, the impact of inflation/deflation on rental rates and property operating expenses, expectations concerning availability of capital and the stability of the capital markets, the impact of competition and competitive pricing, acquisitions, developments and redevelopments not achieving anticipated results, delays in completing developments, redevelopments and lease-ups on schedule, expectations on job growth, home affordability and demand/supply ratio for multifamily housing, expectations concerning development and redevelopment activities, expectations on occupancy levels and rental rates, expectations concerning joint ventures and partnerships with third parties, expectations that technology will help grow net operating income, expectations on annualized net operating income and other risk factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time, including the Company's Annual Report on Form 10-K and the Company's Quarterly Reports on Form 10-Q. Actual results may differ materially from those described in the forward-looking statements. These forward-looking statements and such risks, uncertainties and other factors speak only as of the date of this press release, and the Company expressly disclaims any obligation or undertaking to update or revise any forward-looking statement contained herein, to reflect any change in the Company's expectations with regard thereto, or any other change in events, conditions or circumstances on which any such statement is based, except to the extent otherwise required under the U.S. securities laws.

About UDR, Inc.

UDR, Inc. (NYSE: UDR), an S&P 500 company, is a leading multifamily real estate investment trust with a demonstrated performance history of delivering superior and dependable returns by successfully managing, buying, selling, developing and redeveloping attractive real estate properties in targeted U.S. markets. As of September 30, 2020, UDR owned or had an ownership position in 51,649 apartment homes including 1,031 homes under development. For over 48 years, UDR has delivered long-term value to shareholders, the best standard of service to residents and the highest quality experience for associates.

Contact: UDR, Inc.

Trent Trujillo

ttrujillo@udr.com

720-283-6135